Exhibit 99.1

Capital Senior Living Enters into Amended and Restated Investment Agreement with Conversant Capital

Significantly Improved Terms and Structure Enhance Alignment with Shareholders

Silk Partners and Arbiter Partners Entered into Voting Agreements Supporting the Revised Transaction

Special Meeting of Shareholders to Be Held on October 22, 2021

Terms of Rights Offering to Be Amended and Expiration Date Extended to October 27, 2021

DALLAS, October 1, 2021 – Capital Senior Living Corporation (“Capital Senior Living” or the “Company”) (NYSE: CSU), a leading owner-operator of senior living communities across the United States, today announced that it has entered into an Amended and Restated Investment Agreement (the “Amended Agreement”) with affiliates of Conversant Capital LLC (“Conversant”). Under the terms of the Amended Agreement, which replaces, in its entirety, the previously announced Investment Agreement with Conversant, the Company will raise up to $154.8 million through the combination of (a) the private placement of convertible preferred stock, common stock and warrants to Conversant; (b) an amended common stock rights offering to its existing stockholders, with a revised subscription price of $30 per share; and (c) an incremental $25 million accordion from Conversant for future investment at the Company’s option, subject to certain conditions (collectively, the “Amended Transactions”).

Conversant and one of the Company’s largest shareholders, Arbiter Partners (“Arbiter”), will backstop the rights offering through the purchase of additional shares of common stock (if the rights offering is not fully subscribed). Arbiter and Silk Partners, another of the Company’s largest shareholders, have agreed to participate in the rights offering, which, together with the backstop, guarantees that the Company raises the full amount of proceeds sought in the rights offering. Silk Partners, Arbiter, and Kimberly S. Lody, President and Chief Executive Officer of Capital Senior Living, who collectively own approximately 32% of the outstanding stock of the Company, have signed voting agreements supporting the Amended Transactions.

“We appreciate the feedback we have received from our shareholders throughout this process and the collaborative approach taken by Conversant. We also welcome the support and participation of two of our largest shareholders, Silk Partners and Arbiter, and are pleased that they have decided this transaction is in the best interest of all Capital Senior Living shareholders,” said Kimberly S. Lody. “Our Board and management team are confident that the Amended Transactions represent the right path forward for the Company and our stakeholders by providing the critical capital we urgently need to address our liquidity and Going Concern issues while offering an enhanced opportunity for existing shareholders to participate through the revised rights offering.”

Lody continued, “We believe these transactions will enable us to invest in our platform and talent, further improving our already engaging resident experience. We look forward to working closely with Conversant and believe that they will bring valuable strategic perspective to the Board.”

Michael Simanovsky, Founder and Managing Partner of Conversant, stated, “We are very pleased to partner with Capital Senior Living and two of its largest shareholders in reaching this revised agreement. There is a tremendous opportunity for the Company to build on its recent positive momentum and we are confident that this new structure optimally positions the Company for its next phase of growth and shareholder value creation. We are excited to work with Kim, the Board and the Capital Senior Living team to support the Company’s strategic and operational initiatives.”

The Company’s Board of Directors has approved the Amended Investment Agreement and recommends that the Company’s stockholders vote in favor of the Amended Transactions. An amended proxy statement (the “Amended Proxy”) will be filed by the Company with the SEC.

Under the amended agreement, the Company will have a nine-member Board of Directors composed of four members appointed by Conversant (one of whom will be required to be independent), two members appointed by Silk Partners, Ms. Lody, and two additional independent directors.

Amended Transactions Benefits

•	Certainty of proceeds – Backstop and participation agreements for rights offering provide certainty of total capital raised

•	Common equity PIPE – Half of Conversant’s private placement via common equity provides for less convertible preferred stock and more alignment with existing shareholders

•

Rights offering backstopped with common equity – Common equity backstop holds constant the amount of convertible preferred, and together with the private placement, guarantees more than $113 million raised in the form of common equity

•	Smaller convertible preferred with improved terms – Smaller convertible preferred stock component, which is capped at $41.25 million with a fixed dividend of 11%

Amended Transactions Details

•	$82.5 million private placement to an affiliate of Conversant consisting of $41.25 million of common stock at $25 per share and $41.25 million of newly designated Series A Convertible Preferred Stock

o	The preferred stock will accrue dividends, to be paid in cash or in kind at the Company’s option, at 11%

o

The Company would have the right to repay Conversant for the preferred stock 3.5 years after closing at par plus accrued interest, and Conversant would have the right to take the payment or convert to common stock

•	Conversant to receive warrants to purchase approximately one million shares of common stock at $40 per share with an expiration date of five years after closing

•

Approximately $72.3 million common stock rights offering to existing stockholders to allow them to purchase 1.1 shares of common stock for each share of common stock they held as of the record date of September 10, 2021 at $30 per share

o	Expiration date to be extended to October 27, 2021

o	Conversant to backstop $50.5 million through the purchase of additional shares of common stock at $30 per share

o	Silk to commit to purchasing 100% of its pro rata share of common stock in the rights offering

o	Arbiter to commit to purchasing at least $5 million of common stock in the rights offering and to backstop $5 million through the purchase of additional shares of common stock at $30 per share

o	Backstop fee equal to approximately 192,000 shares of common stock to be paid to the backstop participants pro rata based on their backstop commitment amount

•	Each of Silk Partners, Arbiter and Kim Lody have agreed to vote in favor of the Amended Transactions, representing ownership of approximately 32% of the Company’s outstanding shares

All other terms and conditions of the Transactions remain the same.

Advisors

Morgan Stanley & Co. LLC was the Company’s financial advisor and Willkie Farr & Gallagher LLP was the Company’s legal advisor in connection with the proposed Transactions, and Baker Botts LLP was counsel to the Company’s board of directors. Fried, Frank, Harris, Shriver & Jacobson LLP acted as Conversant’s legal advisor in connection with the proposed Transactions. Sullivan & Cromwell LLP was Silk Partners’ legal advisor in connection with the proposed Transactions.

Transaction Timing and Approval

The Amended Investment Agreement, supplement to the proxy statement and other related documents will be filed with the Securities and Exchange Commission (the “SEC”), and the proxy supplement will be mailed to stockholders as of the record date of August 25, 2021.

As previously announced, the Special Meeting will be held on October 22, 2021 at 10:00 a.m. (Central time), at the Residence Inn Dallas by the Galleria, Highland Park Conference Room, 5460 James Temple Drive, Dallas, Texas 75240.

Voting Instructions

Because the Amended Proxy will describe a new proposal to be voted on at the Special Meeting that was not reflected or described in the original proxy statement, proxies submitted before the date of the Amended Proxy will not include votes on that proposal. In addition, because the Amended Proxy will amend a proposal to be voted on at the Special Meeting, votes submitted before the date of the Amended Proxy for such proposal will not be counted. As a result, if shareholders want to vote on the new and amended proposals described in the Amended Proxy, they must cast a new vote for the Special Meeting by signing, dating and returning a new WHITE proxy card, or by voting in person at the Special Meeting. Signing and submitting the new WHITE proxy card, or voting in person at the Special Meeting, will revoke any prior proxy in its entirety. Therefore, if shareholders submit the new WHITE proxy card, they must mark the new WHITE proxy card in the appropriate place to indicate their vote on all proposals.

No Offer or Solicitation / Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The amended rights offering will be made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on May 6, 2020, a prospectus supplement containing the detailed terms of the rights offering filed with the SEC on September 10, 2021, and an amendment to the prospectus supplement to be filed with the SEC. Any offer will be made only by means of a prospectus and prospectus supplement forming part of the registration statement. Investors should read the prospectus and prospectus supplement and consider the investment objective, risks, fees and expenses of the Company carefully before investing. Copies of the prospectus and prospectus supplement may be obtained at the website maintained by the SEC at www.sec.gov.

In connection with the proposed transaction with Conversant, the Company filed a proxy statement with the SEC on August 31, 2021 and will file an amendment to the proxy statement with the SEC. The Company may also file other relevant documents with the SEC regarding the proposed transaction. The proxy statement, and any amendments thereto, have been and will be delivered to stockholders of the Company. This communication is not a substitute for the proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, AS IT WILL BE AMENDED, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders are able to obtain free copies of the definitive proxy statement, and when available, the amendment to the proxy statement and other documents containing important information about the Company and the proposed transaction through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on November 3, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended on April 30, 2021. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials relating to the proposed transaction filed with the SEC.

About Capital Senior Living

Dallas-based Capital Senior Living Corporation is one of the nation’s leading operators of independent living, assisted living and memory care communities for senior adults. The Company operates 75 communities that are home to nearly 7,000 residents across 18 states providing compassionate, resident-centric services and care and engaging programming. The Company offers seniors the freedom and opportunity to successfully, comfortably and happily age in place. For more information, visit http://www.capitalsenior.com or connect with the Company on Facebook or Twitter.

About Conversant

Conversant Capital LLC is a private investment adviser founded in 2020. The firm pursues credit and equity investments in the real estate, digital infrastructure and hospitality sectors in both the public and private markets. Further information is available at www.conversantcap.com.

Safe Harbor

The forward-looking statements in this press release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval for the proposed transaction; the satisfaction of all conditions to the closing of the proposed transaction; other risks related to the consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; the costs related to the proposed transaction; the impact of the proposed transaction on the Company’s business; any legal proceedings that may be brought related to the proposed transaction; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread; new information that may emerge concerning the severity of COVID-19; the actions taken to prevent or contain the spread of COVID-19 or treat its impact; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic; the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of other owners; the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

Contacts:

Media Inquiries:

For Capital Senior Living:

Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com

For Conversant:

Josh Clarkson / Devin Shorey

Prosek Partners

jclarkson@prosek.com / dshorey@prosek.com

Investor Inquiries:

Chris Hayden

Georgeson LLC

(212) 440-9850, chayden@georgeson.com

Company Contact:

Capital Senior Living

Kimberly Lody

President and Chief Executive Officer

(972) 308-8323, klody@capitalsenior.com